UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2026

ADAMAS TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Park Avenue
New York, New York 10016
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	ADAM	NASDAQ	Stock Market

8.000% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	ADAMN	NASDAQ	Stock Market

7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	ADAMM	NASDAQ	Stock Market

6.875% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	ADAML	NASDAQ	Stock Market

7.000% Series G Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	ADAMZ	NASDAQ	Stock Market

9.125% Senior Notes due 2029	ADAMI	NASDAQ	Stock Market

9.125% Senior Notes due 2030	ADAMG	NASDAQ	Stock Market

9.875% Senior Notes due 2030	ADAMH	NASDAQ	Stock Market

9.250% Senior Notes due 2031	ADAMO	NASDAQ	Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (§230.405 of this chapter) or Rule 12b-2 under the Exchange Act (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Third Amendment to the 2017 Equity Incentive Plan

As described below in Item 5.07 of this Current Report on Form 8-K, on June 11, 2026 at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Adamas Trust, Inc. (the “Company”), the stockholders of the Company approved, among other things, the Third Amendment (the “Third Amendment”) to the Adamas Trust, Inc. 2017 Equity Incentive Plan (as amended by the First Amendment to the Adamas Trust, Inc. 2017 Equity Incentive Plan, the Second Amendment to the Adamas Trust, Inc. 2017 Equity Incentive Plan and the Third Amendment, the “2017 Plan”), which Third Amendment (i) increased the number of shares of the Company’s common stock that may be issued under the 2017 Plan by 9,000,000 shares, (ii) included cash compensation in, and increased to $750,000, the aggregate limit on the annual compensation (i.e. equity and cash compensation) that can be paid to the Company’s non-employee directors, while removing section 162(m) performance-based compensation exception limitations that are inapplicable as a result of tax law changes, (iii) extended the duration of the plan to the tenth anniversary of the effective date of the Third Amendment, which is April 23, 2036 and (iv) reflected the Company’s prior name change.

The Third Amendment previously had been approved, subject to stockholder approval, by the Company’s Board of Directors (the “Board”) on April 23, 2026. The Third Amendment became effective as of April 23, 2026 following the receipt of stockholder approval on June 11, 2026 at the Annual Meeting.

A detailed summary of the material features of the 2017 Plan appears under the caption “Proposal No. 3: Approval of an Amendment to the Company’s 2017 Equity Incentive Plan” in the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting filed with the Securities and Exchange Commission on April 24, 2026. The description of the Third Amendment herein is qualified by its entirety by reference to the full text of the Third Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Deferred Compensation Plan and 2024 PSU Deferral Election Form

On June 11, 2026, the Board adopted the Adamas Trust, Inc. Deferred Compensation Plan (the “Plan”), under which a select group of management and non-employee directors, as selected by the Compensation Committee of the Board (the “Committee”), may participate in the Plan. The Plan is an unfunded nonqualified deferred compensation plan and will be administered by the Committee except to the extent the Board elects to administer the Plan.

The Plan provides for the deferral of the following types of compensation: (i) up to 80% of the participant’s base salary, (ii) any or all of the participant’s bonus compensation earned for any plan year, (iii) any or all of the director fees earned for any plan year, and (iv) restricted stock units (“RSUs”), performance share units (“PSUs”), and/or dividend equivalents otherwise issuable to the participant under the 2017 Plan. Cash amounts deferred under the Plan are credited with notional investment returns based on the participant’s selection out of the available investment options selected by the Committee, and all deferred RSUs and PSUs are credited as notional shares that track the Company’s common stock upon vesting. Payment of deferred amounts are made on the date specified in the participant’s deferral election, provided the participant may generally select from the following dates or events: (a) a time or fixed schedules as specified by the participant, (b) the participant’s “separation from service,” (c) the participant’s death, (d) the participant’s “disability,” (e) the occurrence of a “change in control” (each quoted term as defined in the Plan), or (f) the earliest to occur of the (a) – (e). Deferral elections must generally be made before December 31 of the year prior to the year in which the applicable compensation is earned, with the exception of performance-based compensation, for which a deferral election must be made no less than six months before the end of the applicable performance period. Payments of deferred amounts will be made or commence within 30 days following the selected distribution date(s). All payments under the Plan payable in connection with a participant’s separation from service will be subject, if applicable, to delay to the extent required by Internal Revenue Code Section 409A.

On June 11, 2026, the Board also adopted the 2024 Performance Share Unit Time of Settlement Election Form (the “2024 PSU Deferral Election Form”). Subject to the terms of the Plan, under the 2024 PSU Deferral Election Form, the participant has the option to defer the settlement of the 2024 grant of PSUs and/or the corresponding dividend equivalents to any of the distribution date(s) specified in the foregoing description of the Plan.

The descriptions of the Plan and the 2024 PSU Deferral Election Form herein are qualified in their entirety by reference to the full text of the Plan and the 2024 PSU Deferral Election Form, copies of which are filed as Exhibit 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

2026 Annual Meeting of Stockholders

On June 11, 2026, the Company held its 2026 Annual Meeting. There were 69,235,513 shares of common stock of the Company present or represented by proxy at the Annual Meeting, constituting approximately 77.04% of the outstanding shares of common stock on April 17, 2026, the record date for the Annual Meeting.

The matters voted upon at the Annual Meeting and the final results of such voting are set forth below:

Proposal 1: To elect seven directors to the Company’s Board of Directors.

Name	For	Against	Abstain	Broker Non-Votes
Eugenia R. Cheng	54,343,841	509,074	142,941	14,239,657
Michael B. Clement	54,084,300	771,464	140,092	14,239,657
Audrey E. Greenberg	54,104,237	755,741	135,878	14,239,657
Steven R. Mumma	53,049,442	1,804,116	142,298	14,239,657
Steven G. Norcutt	52,774,763	2,079,359	141,734	14,239,657
Lisa A. Pendergast	54,235,221	627,726	132,909	14,239,657
Jason T. Serrano	54,302,069	554,639	139,148	14,239,657

At the Annual Meeting, all director nominees were duly elected. Each of the individuals named in the above table will serve as a director until the 2027 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified.

Proposal 2: To approve, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
51,685,136	3,029,838	280,882	14,239,657

At the Annual Meeting, stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. This advisory vote is commonly referred to as a “say-on-pay vote.”

Proposal 3: To approve the adoption of the amendment to the Company’s 2017 Equity Incentive Plan, as amended.

For	Against	Abstain	Broker Non-Votes
51,054,450	3,641,884	299,522	14,239,657

At the Annual Meeting, stockholders approved the adoption of the amendment to the Company’s 2017 Equity Incentive Plan, as amended.

Proposal 4: To ratify, confirm and approve the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

For	Against	Abstain	Broker Non-Votes
66,461,992	2,534,795	238,726	N/A

At the Annual Meeting, stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Item 8.01.    Other Events.

On June 11, 2026, the Board unanimously reappointed Lisa A. Pendergast to serve as Lead Independent Director. The Board also unanimously reappointed Steven R. Mumma to serve as Chairman of the Board.

On June 11, 2026, the Company issued a press release (the “Press Release”) announcing that the Board declared a regular quarterly cash dividend on the Company’s common stock for the quarter ending June 30, 2026. The Company also announced in the Press Release that the Board declared cash dividends on the Company’s 8.00% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, the Company’s 7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, the Company’s 6.875% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock and the Company’s 7.000% Series G Cumulative Redeemable Preferred Stock for the dividend period that began on April 15, 2026 and ends on July 14, 2026.

A copy of the Press Release is filed with this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Amendment No. 3 to the Adamas Trust, Inc. 2017 Equity Incentive Plan.
10.2	Adamas Trust, Inc. Deferred Compensation Plan.
10.3	Deferral Election Form (2024 PSUs).
99.1	Press release dated June 11, 2026.
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADAMAS TRUST, INC.
(Registrant)

Date: June 11, 2026	By:	/s/ Kristine R. Nario-Eng
Kristine R. Nario-Eng
Chief Financial Officer